EXHIBIT 10.9

                              TRANSITION AGREEMENT

     Brad, Mattson, an individual ("Employee") and Mattson Technology, Inc. (the "Company") enter into this Agreement as of the __ day of December, 2001 to address the transition of Employee's employment with the Company. Employee and the Company agree as follows. This Agreement will become effective on the eighth day after it is signed by employee (the "Effective Date"), provided that Employee has not revoked this Agreement (by written notice to Ludger Viefhues at the Company) prior to that date.

     1. The Company and Employee agree that Employee's full time employment with the Company terminated on October 15, 2001 (the "Transition Date"). The Company and Employee further agree that following such date, Employee will continue as a part time employee with the Company for a term of twenty-four months until October 15, 2003 (the "Transition Period"). During the Transition Period, Employee shall perform such duties as requested by the Chief Executive Officer or the Board of Directors of the Company; provided that it is understood that Employee shall not have an obligation to work more than twenty (20) hours per week. The Company and Employee further agree that as of October 15, 2003 (the "Termination Date"), Employee will have no continuing relationship with the Company or any of its subsidiaries as an independent contractor, consultant or otherwise except as expressly provided herein.

     2. During the Transition Period, the Company shall pay Employee a salary based upon a rate of $37,500 per month ($450,000 per year), less all applicable deductions, plus normal benefits applicable to all US employees. Employee shall not be eligible for any executive or other bonus plan; provided that his previously granted options shall continue to vest as if he were a full time employee. Employee and Company further agree that Employee will not be entitled to any further benefits except those specifically identified herein. Specifically, employee shall not accrue vacation during the Transition Period. Attached as Schedule A is a listing of Employee's Company options under the Company's option plans.

     3. The Company and the Employee agree that Employee shall remain on the Company's Board of Directors; provided that Employee and the Company agree that if requested by a majority vote of the Board of Directors, Employee agrees that he will resign from the Board. Such request shall only be made by the Board after determining that there is good cause. For the purposes of this paragraph only, "good cause" shall mean any of the following as determined in reasonable good faith by the Board of Directors, provided that with respect to any action that is by its nature capable of being cured, Employee has been provided written notice and a reasonable opportunity to cure: (i) breach of his fiduciary duties as a member of the Company's Board of Directors; (ii) failure to attend at least 75% of Board meetings; (iii) actions which are disruptive to the conduct of business by the Board of Directors or the Company's operations (provided that it being understood that communicating objections to proposed actions or inactions by the Board or other comments, conduct or criticisms shall not in and of themselves be considered disruptive as long as they are pursued in accordance with Employee's fiduciary duties exercised in his capacity as a member of the Board of Directors). Notwithstanding the foregoing, it is expressly understood that any request for Employee's resignation pursuant to this

Section shall not affect the Company's obligation to continue to make payments to Employee under this Agreement unless and only if such obligations to make payments have been terminated pursuant to the provisions of Section 9 hereof.

     4. During the Transition Period, Employee agrees to vote all shares of the Company's capital stock over which he has voting rights m the manner recommended by a majority of the Company's Board of Directors and to not take any action inconsistent with such voting commitment; provided however, that Employee shall have no obligation pursuant to this Section with respect to any proposal that impacts Employee's rights as a stockholder in a manner materially adverse to the impact on other Company stockholders.

     5. Although Employee will not be working full time for the Company during the Transition Period, Employee agrees not to accept any other employment or consulting role without the prior written approval of the Board of Directors or Chief Executive Officer of the Company. Without limiting the generality of the foregoing, Employee covenants and agrees that during the Transition Period, Employee shall not, directly or indirectly, as principal, partner, agent, servant, employee, shareholder, or otherwise, anywhere in the world, engage or attempt to engage in a business which is competitive to the business of the Company. The foregoing shall not prohibit Employee or his spouse or children from owning beneficially (i) any security, so long as the beneficial ownership by them, when combined with the beneficial ownership of such security of any group (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of which any" of them is a member constitutes less than, in the case of publicly traded securities, one percent (1%) of the class of such security, or (ii) any shares in an "investment company" (as defined in the Investment Company Act of 1940, as amended). Employee also agrees that during the Transition Period, and for a period of one (1) year thereafter, Employee shall not: (i) solicit, encourage, or take any other action which is intended to induce any employee of the Company to terminate his or her employment with the Company; or (ii) knowingly and intentionally interfere in any manner with the contractual or employment relationship between the Company and any employee, supplier or customer of the Company. The foregoing shall not preclude Employee or a company with which. he is affiliated from hiring any employee that without any direct communication from or on behalf of Employee or such company, responds to a general solicitation posted on a website or published in the news paper.

     6. Employee further agrees that he will not, except to the extent his conduct is required to satisfy his fiduciary duties as a member of the Board of Directors, at any time, make any critical or disparaging statements about the company, its products, its board of directors including any individual member thereof, its officers, or employees. The Company agrees that its Board of Directors and executive officers will likewise not make any critical or disparaging statements about Employee.

     7. In consideration of the terms and conditions hereof, Employee and Employee's successors and assigns release the Company and its affiliates, subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon, related to or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which this Agreement becomes effective, including, but not limited to, any claims of breach of contract, breach of fiduciary duty, wrongful termination, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, the Fair Employment and Housing Act, federal and state securities laws and rules promulgated thereunder (including the Securities Act of 1933 and the Securities Exchange Act of 1934), or any other applicable law.

     8. Employee acknowledges that Employee has read section 1542 of the Civil Code of the State of California, which states in full:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that Employee has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirm that Employee is releasing all known and unknown claims Employee has or may have against the parties listed above. In connection with such waiver, Employee acknowledges that Employee is aware that Employee or Employee's attorneys or accountants may hereafter discover claims of facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Agreement and that it is their intent herein to fully, finally, and forever dispose of all of the released matters and accordingly this release shall remain in effect notwithstanding the discovery or existence of any such additional or different claim or fact. Employee further represents that Employee is the sole and lawful owner of all right, title and interest in and to all of the matters released herein, and that Employee has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any other person or entity any matter released herein.

     9. Employee understands and acknowledges that Employee shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this Agreement. Employee and the Company further agree that the Company shall have the right to terminate the Employee's part time employment and the compensation related thereto as described in paragraphs 1 and 2 of this Agreement in the event the Company determines it has "good cause" for such termination. Employee and the Company agree that the term "good cause" shall include termination for any of the following as determined in reasonable good faith by the Board of Directors (including approval by at least two directors who are not representatives of STEAG AG), provided that with respect to any action that is by its nature capable of being cured, Employee has been provided written notice and a reasonable opportunity to cure: (i) actions which are disruptive to the conduct of business by the Board of Directors or the Company's operations (provided that it being understood that communicating objections to proposed actions or inactions by the Board or other comments, conduct or criticisms shall not in and of themselves be considered disruptive as long as they are pursued in accordance with Employee's fiduciary duties exercised in his capacity as a member of the Board of Directors); (ii) sexual or other harassment of fellow employees, customers, or others; (iii) willful destruction or damage of company property; (iv) dishonesty or abuse of company policies in any material respect; (v) theft or embezzlement; (vi) other illegal actions or criminal conduct; and/or (vii) any act inconsistent with or in breach of the terms of this Agreement in any material respect. In the event that Employee is terminated pursuant to this paragraph, the rights, compensation and obligations set out in paragraphs 1 and 2 of this Agreement shall immediately cease upon written notice to Employee from the Company that his employment is terminated. The parties agree, however, that the remaining paragraphs and terms of this Agreement shall remain in full force and effect through the term of the Agreement in the event such notice is given to Employee.

     10. Employee acknowledges and agrees that Employee shall continue to be bound by and comply with the terms of any confidentiality, trade secret or proprietary rights agreement between the Company and Employee. If Employee is not presently signatory to such an agreement, he agrees to execute the current such agreement used by the Company and its employees as a part of the consideration set forth in paragraph 2 herein above.

     11. Employee and the Company agree that in the event of any disputes between them, both parties waive the right to a trial by jury.

     12. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, including, but not limited to, any employment agreement between Employee and the Company, whether written or oral. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

     13. This Agreement shall be governed by the laws of the State of California.

     14. The obligations of the Company under this Agreement shall be binding on any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, change of control, acquisition of assets, liquidation or otherwise).

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND UNDERSTANDS THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS 21 DAYS TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER EMPLOYEE SIGNS IT BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION AND THAT IT WILL NOT BECOME EFFECTIVE UNTIL THAT SEVEN DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNT ARIL Y IN EXCHANGE FOR THE BENEFITS DESCRIBED HEREIN.


Employee                                     Mattson Technology, Inc.

/s/ Brad Mattson                             By: /s/ Ludger Viefhues
---------------------------                     ------------------------

DATED:  12/13/01                             Dated: 12/13/01
      -------------                                -------------